Exhibit 99.a.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ABERDEEN FUNDS”, CHANGING ITS NAME FROM “ABERDEEN FUNDS” TO “ABRDN FUNDS”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF FEBRUARY, A.D. 2022, AT 10:48 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2022.

4430893 8100	Authentication: 202654850
SR# 20220470885	Date: 02-14-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
Delivered 10:48AM 02/11/2022 FILED 10:48AM 02/11/2022
SR 20220470885 - File Number 4430893

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 38lO(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: Aberdeen Funds

___________________________________________________________________________________

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

1, The name of the Statuatory Trust is: abrdn Funds

[set forth amendment(s)J

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective February 28, 2022

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11 day of February   , 2022 A.O.

By:	/s/ Stephen Bird
Trustee
Name:	Stephen Bird
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